Exhibit 99.1

Galaxy Announces $460 Million Strategic Investment from a Leading Asset Management Firm
NEW YORK, October 10, 2025—Galaxy Digital Inc. (“Galaxy”) (Nasdaq: GLXY) is pleased to announce that, following an agreement reached earlier this week, it today entered into investment agreements with one of the world’s largest and most respected asset managers for a $460 million private strategic investment in Galaxy’s Class A common stock (the “Investment”), consisting of a purchase of 9,027,778 shares from Galaxy and 3,750,000 shares from certain executive officers of Galaxy, including its Founder and CEO, at $36 per share.
Galaxy intends to use the proceeds from the Investment for general corporate purposes and to power the buildout of its Helios data center campus, which remains on schedule to deliver 133 MW of critical IT load in the first half of 2026 as part of its Phase One lease agreement.
“Strengthening our balance sheet is essential to scaling Galaxy’s data center business efficiently while maintaining the financial flexibility to support future growth,” said Mike Novogratz, Founder and CEO of Galaxy. “Having one of the world’s largest and most sophisticated institutional investors make such a significant investment in our company will support our strategic vision and our ability to build leading businesses across digital assets and data centers.”
The Investment is expected to close on or about October 17, 2025, subject to customary closing conditions, including approval by the Toronto Stock Exchange.
The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Galaxy has agreed to use commercially reasonable efforts to file a resale registration statement with respect to the shares sold in the Investment.
In connection with this announcement, Galaxy also announced the date of its third quarter 2025 financial results, which will be reported before the opening of Nasdaq on Tuesday October 21, 2025.
Michael Novogratz, CEO and Founder of Galaxy, and members of management will host a conference call to provide an update to investors and analysts on the Company’s activities and results on the same day at 8:30 AM Eastern Time.
A live webcast will be available at https://investor.galaxy.com/ and on the Company’s YouTube channel. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company’s Investor Relations website.

This press release is issued pursuant to Rule 135c under the Securities Act and does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
ABOUT GALAXY DIGITAL INC.

Galaxy Digital Inc. (Nasdaq/TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we develop and operate cutting-edge data center infrastructure to power AI and high-performance computing workloads. Our 800 MW Helios campus in Texas, which has an additional 2.7 GW of power under study, positions Galaxy among the largest and fastest-growing data center developments in North America. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East, and Asia. Additional information about Galaxy's businesses and products is available on www.galaxy.com

Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the completion, timing, terms and size of the Investment and the intended use of proceeds. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are the satisfaction of the closing conditions related to the Investment and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the SEC. The Company may not consummate the Investment described in this press release and, if the Investment is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and the Company does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

CONTACTS

INVESTOR RELATIONS CONTACT	MEDIA RELATIONS CONTACT
Jonathan Goldowsky	Michael Wursthorn
Investor.Relations@galaxy.com	media@galaxy.com